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                                                                      EXHIBIT 11



                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands, except per share amounts)


                                                         Three Months Ended                Six Months Ended
                                                           January 31,                        January 31,
                                                    ------------------------             --------------------------
                                                      1995           1994                  1995             1994
                                                    --------       ---------             --------         ---------
Primary:
   Net earnings applicable to common stock          $ 41,771       $ 37,542              $ 38,596         $ 31,395
                                                    =========      =========             =========        =========
   Shares
       Weighted average number of common shares
         issued                                       35,000         35,000                35,000           35,000
       Less treasury stock                               (36)           (28)                  (36)             (28)
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                 400            ---                   364              ---
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                511            ---                   404              ---
                                                    ---------      ---------             ---------        ---------
       Weighted average number of common shares
         outstanding as adjusted                      35,875         34,972                35,732           34,972
                                                    =========      =========             =========        =========

Net earnings per common share                       $   1.16       $   1.07              $   1.08         $   0.90
                                                    =========      =========             =========        =========


Fully Diluted:
   Net earnings applicable to common stock          $ 41,771       $ 37,542              $ 38,596         $ 31,395
                                                    =========      =========             =========        =========

   Shares
       Weighted average number of common shares
         issued                                       35,000         35,000                35,000           35,000
       Less treasury stock                               (36)           (28)                  (36)             (28)
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                 399            ---                   365              ---
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                511            ---                  404               ---
                                                    ---------      ---------             ---------        ---------
       Weighted average number of common shares
         outstanding as adjusted                      35,874         34,972                35,733           34,972
                                                    =========      =========             =========        =========

Net earnings per common share                       $   1.16       $   1.07              $   1.08         $   0.90
                                                    =========     ==========             =========        =========


Note:  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution less than 3%.
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